UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 15, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 15, 2010, Retail Opportunity Investments Corp. (the "Company") entered into purchase and sale agreements to acquire a portfolio of four shopping centers located in Washington and Oregon, which are referred to as the Gramor Portfolio. The Gramor Portfolio consists of Heritage Market Center located in Vancouver, Washington, Happy Valley Town Center located in Happy Valley, Oregon, Cascade Summit Shopping Center located in West Linn, Oregon and Oregon City Point located in Oregon City, Oregon. The portfolio comprises a total of approximately 373,122 square feet.

Heritage Market Center

The Company entered into a purchase and sale agreement (the "Heritage Market Agreement") with 162nd & Fourth, LLC (the "Heritage Market Seller"), to acquire a shopping center located in Vancouver, Washington ("Heritage Market Center") for an aggregate purchase price of approximately $20.0 million. At closing, the Company intends to assume the Heritage Market Seller's obligations under an existing loan (the "Heritage Market Loan"), due October 2011, secured by Heritage Market Center with an interest rate of 7.1% per annum and a total current balance of approximately $11.7 million, and will pay the remainder of the purchase price in cash.  The assumption of the Heritage Market Loan by the Company is subject to the approval by the lender.

Heritage Market Center is a grocery-anchored neighborhood shopping center of approximately 107,471 square feet, anchored by a 55,790 square foot Safeway Inc. It is currently 94.1% leased. Heritage Market Center is located in an area with over 170,000 people within a five-mile radius.

The acquisition of Heritage Market Center is expected to close within approximately an 81-day period, but remains subject to customary closing conditions, including the approval by the lender under the Heritage Market Loan and a 21-day due diligence period. In addition, the closing of the acquisition is subject to a condition, for the benefit of the Heritage Market Seller, that the Company completes the acquisition of each of Happy Valley Town Center and Oregon City Point.

The Company has agreed that an affiliate of the Heritage Market Seller shall, unless the Company is provided with notice to the contrary within the due diligence period, perform certain limited development facilitation and management services with respect to Heritage Market Center during the one-year period following the closing of the acquisition for payment of $2,155 per month.

The Company has paid to the Heritage Market Seller an initial earnest money deposit of $440,000.  If the Company waives certain conditions as set forth in the Heritage Market Agreement, the Company will pay an additional $440,000 earnest money deposit.  If any closing conditions are not timely satisfied or waived by the Company in writing for any reason, the Heritage Market Agreement will automatically terminate and the earnest money deposits will be returned to the Company.

Happy Valley Town Center

The Company entered into a purchase and sale agreement (the "Happy Valley Agreement") with Gramor Acme LLC (the "Happy Valley Seller"), to acquire a shopping center located in Happy Valley, Oregon ("Happy Valley Town Center") for a purchase price of approximately $40.5 million to be paid in cash at closing. At closing, the Company shall be entitled to receive, against the purchase price, a credit of $315,000 with respect to certain costs and a $742,000 credit with respect to a two-year rent guarantee on certain vacant spaces, which credit may be reduced if the Happy Valley Seller leases the applicable vacant spaces prior to closing.

Happy Valley Town Center is a grocery-anchored neighborhood shopping center of approximately 135,422 square feet, anchored by a 50,000 square foot New Seasons Market. It is currently 89.6% leased. Happy Valley Town Center is located in an area with over 140,000 people within a five-mile radius.

The acquisition of Happy Valley Town Center is expected to close within approximately a 30-day period, but remains subject to customary closing conditions, including a 21-day due diligence period. In addition, the closing of the acquisition is subject to a condition, for the benefit of the Happy Valley Seller, that the Company completes the acquisition of Oregon City Point.

The Company has agreed that an affiliate of the Happy Valley Seller shall, unless the Company is provided with notice to the contrary within the due diligence period, perform certain limited development and management services with respect to Happy Valley Town Center during the one-year period following the closing of the acquisition for payment of $6,675 per month.

The Company has paid to the Happy Valley Seller an initial earnest money deposit of $900,000.  If the Company waives certain conditions as set forth in the Happy Valley Agreement, the Company will pay an additional $900,000 earnest money deposit.  If any closing conditions are not timely satisfied or waived by the Company in writing for any reason, the Happy Valley Agreement will automatically terminate and the earnest money deposits will be returned to the Company.

Cascade Summit Shopping Center

The Company entered into a purchase and sale agreement (the "Cascade Summit Agreement") with Cascade Summit Retail LLC (the "Cascade Summit Seller"), to acquire a shopping center located in West Linn, Oregon ("Cascade Summit Shopping Center") for an aggregate purchase price of approximately $17.1 million. At closing, the Company intends to assume the Cascade Summit Seller's obligations under an existing loan (the "Cascade Summit Loan"), due June 2012, secured by Cascade Summit Shopping Center with an interest rate of 7.25% per annum and a total current balance of approximately $7.2 million, and will pay the remainder of the purchase price in cash.  The assumption of the Cascade Summit Loan by the Company is subject to the approval by the lender.

Cascade Summit Shopping Center is a grocery-anchored neighborhood shopping center of approximately 94,924 square feet, anchored by a 48,000 square foot Safeway Inc. It is currently 95.1% leased. Cascade Summit Shopping Center is located in an area with over 151,000 people within a five-mile radius.

The acquisition of Cascade Summit Shopping Center is expected to close within approximately an 81-day period, but remains subject to customary closing conditions, including the approval by the lender under the Cascade Summit Loan and a 21-day due diligence period. The acquisition is also conditioned on the failure of a certain tenant to exercise such tenant's right of first refusal to purchase the Cascade Summit Shopping Center within a one-month period, or the waiver by the tenant of such right. In addition, the closing of the acquisition is subject to a condition, for the benefit of the Cascade Summit Seller, that the Company completes the acquisition of each of Happy Valley Town Center and Oregon City Point.

The Company has agreed that an affiliate of the Cascade Summit Seller shall, unless the Company is provided with notice to the contrary within the due diligence period, perform certain limited development and management services with respect to Cascade Summit Shopping Center during the one-year period following the closing of the acquisition for payment of $3,716 per month.

The Company has paid to the Cascade Summit Seller an initial earnest money deposit of $380,000. If the Company waives certain conditions as set forth in the Cascade Summit Agreement, the Company will pay an additional $380,000 earnest money deposit.  If any closing conditions are not timely satisfied or waived by the Company in writing for any reason, the Cascade Summit Agreement will automatically terminate and the earnest money deposits will be returned to the Company.

Oregon City Point

The Company entered into a purchase and sale agreement (the "Oregon City Point Agreement") with OC Point, LLC (the "Oregon City Point Seller"), to acquire a shopping center located in Oregon City, Oregon ("Oregon City Point") for a purchase price of approximately $12.1 million to be paid in cash at closing. At closing, the Company shall be entitled to receive, against the purchase price, a credit of $168,000 with respect to certain costs and a $400,000 credit with respect to a two-year rent guarantee on certain vacant spaces, which credit may be reduced if the Oregon City Seller leases the applicable vacant spaces prior to closing.

Oregon City Point is a neighborhood shopping center of approximately 35,305 square feet. It is currently 80.8% leased. Oregon City Point is located in an area with over 86,000 people within a five-mile radius.

The acquisition of Oregon City Point is expected to close within approximately a 30-day period, but remains subject to customary closing conditions, including a 21-day due diligence period. In addition, the closing of the acquisition is subject to a condition, for the benefit of the Oregon City Point Seller, that the Company completes the acquisition of Happy Valley Town Center and that the Company and the Oregon City Point Seller have entered into mutually agreeable forms of Development Agreement and Joint Venture Agreement with respect to the development of a certain 50,613 square feet parcel of land known as Wilsonville Old Town Square.

The Company has agreed that an affiliate of the Oregon City Point Seller shall, unless the Company is provided with notice to the contrary within the due diligence period, perform certain limited development and management services with respect to Oregon City Point during the one-year period following the closing of the acquisition for payment of $2,368 per month.

The Company has paid to the Oregon City Point Seller an initial earnest money deposit of $280,000.  If the Company waives certain conditions as set forth in the Oregon City Point Agreement, the Company will pay an additional $280,000 earnest money deposit.  If any closing conditions are not timely satisfied or waived by the Company in writing for any reason, the Oregon City Point Agreement will automatically terminate and the earnest money deposits will be returned to the Company.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company has based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: June 21, 2010	By: /s/ John B. Roche
John B. Roche Chief Financial Officer